                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY
                                                                  --------------



================================================================================



                            364-DAY CREDIT AGREEMENT

                          Dated as of October 31, 1995

                                     Among

                                DC HOLDCO, INC.

                                  as Borrower
                                  -----------

                                      and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                   as Lenders
                                   ----------

                                      and

                               CITICORP USA, INC.

                            as Administrative Agent
                            -----------------------

                                      and

                                 CREDIT SUISSE

                           as Co-Administrative Agent
                           --------------------------



================================================================================

                               TABLE OF CONTENTS

                                                                      Page

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS


     SECTION 1.01.  Certain Defined Terms ............................  2
     SECTION 1.02.  Computation of Time Periods ...................... 12
     SECTION 1.03.  Accounting Terms ................................. 12

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES


     SECTION 2.01.  The Advances ..................................... 12
     SECTION 2.02.  Making the Advances .............................. 12
     SECTION 2.03.  Facility Fee ..................................... 14
     SECTION 2.04.  Reduction of the Commitments ..................... 14
     SECTION 2.05.  Repayment of Advances ............................ 14
     SECTION 2.06.  Interest on Advances ............................. 14
     SECTION 2.07.  Additional Interest on Eurodollar Rate Advances .. 15
     SECTION 2.08.  Interest Rate Determination ...................... 15
     SECTION 2.09.  Optional Conversion of Advances .................. 16
     SECTION 2.10.  Prepayments of Advances .......................... 17
     SECTION 2.11.  Increased Costs .................................. 17
     SECTION 2.12.  Illegality ....................................... 18
     SECTION 2.13.  Payments and Computations ........................ 19
     SECTION 2.14.  Taxes ............................................ 20
     SECTION 2.15.  Sharing of Payments, Etc ......................... 22
     SECTION 2.16.  Mandatory Assignment by a Lender; Mitigation ..... 22
     SECTION 2.17.  Evidence of Debt ................................. 23
     SECTION 2.18.  Use of Proceeds .................................. 24
     SECTION 2.19.  Extension of Termination Date .................... 24


                                  ARTICLE III
                    CONDITIONS OF EFFECTIVENESS AND LENDING

     SECTION 3.01.  Condition Precedent to Effectiveness
                      of Section 2.01 ................................ 26
     SECTION 3.02.  Conditions Precedent to Each Borrowing ........... 27


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrower ... 28
     SECTION 4.02.  Additional Representations and Warranties of
                      the Borrower as of Each Extension Date ......... 29

                                   ARTICLE V
                           COVENANTS OF THE BORROWER

     SECTION 5.01.  Affirmative Covenants ............................ 30
     SECTION 5.02.  Negative Convenant ............................... 32


                                   ARTICLE VI
                               EVENTS OF DEFAULT

     SECTION 6.01.  Events of Default ................................ 33


                                  ARTICLE VII
                            THE ADMINISTRATIVE AGENT

     SECTION 7.01.  Authorization and Action ......................... 34
     SECTION 7.02.  Administrative Agent's Reliance, Etc. ............ 35
     SECTION 7.03.  CUSA and Affiliates .............................. 35
     SECTION 7.04.  Lender Credit Decision ........................... 35
     SECTION 7.05.  Indemnification .................................. 36
     SECTION 7.06.  Successor Administrative Agent ................... 36



                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.01.  Amendments, Etc. ................................  36
     SECTION 8.02.  Notices, Etc. ...................................  37
     SECTION 8.03.  No Waiver; Remedies .............................  38
     SECTION 8.04.  Costs and Expenses ..............................  38
     SECTION 8.05.  Right of Set-off ................................  38
     SECTION 8.06.  Binding Effect ..................................  39
     SECTION 8.07.  Assignments and Participations ..................  39
     SECTION 8.08.  Indemnification .................................  41
     SECTION 8.09.  Confidentiality .................................  42
     SECTION 8.10.  Consent to Jurisdiction and Service of Process ..  42
     SECTION 8.11.  Governing Law ...................................  43
     SECTION 8.12.  Execution in Counterparts .......................  43

                            364-DAY CREDIT AGREEMENT
                          DATED AS OF OCTOBER 31, 1995


     DC HOLDCO, INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof under the heading "The Initial Lenders", CITICORP USA, INC., a Delaware corporation ("CUSA"), as administrative agent (together with any successor Administrative Agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined) hereunder, and CREDIT SUISSE, a Swiss banking corporation ("CREDIT SUISSE"), as co-administrative agent (the "CO-ADMINISTRATIVE AGENT") for the Lenders hereunder.

                             PRELIMINARY STATEMENTS

     (1) The Walt Disney Company, a Delaware corporation ("DISNEY"), and Capital Cities/ABC, Inc., a New York corporation ("CAPITAL CITIES/ABC"), have entered into an Amended and Restated Agreement and Plan of Reorganization dated as of July 31, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "REORGANIZATION AGREEMENT"), pursuant to which Disney has formed (a) the Borrower, (b) a subsidiary of the Borrower incorporated in the State of Delaware, which shall be merged with and into Disney (the "DISNEY MERGER"), with Disney being the surviving corporation, and (c) a subsidiary of the Borrower incorporated in the State of New York, which shall be merged with and into Capital Cities/ABC (the "CAPITAL CITIES/ABC MERGER" and, together with the Disney Merger, the "MERGERS"), with Capital Cities/ABC being the surviving corporation.

     (2) Upon the effectiveness of the Mergers, (a) each outstanding share of common stock of Disney (together with the rights associated therewith) shall be converted, without any further action by the holder thereof (the "DISNEY SHARE CONVERSION"), into one share of common stock of the Borrower and (b) each outstanding share of common stock of Capital Cities/ABC shall be converted, at the election of the holder thereof (the "CAPITAL CITIES/ABC SHARE CONVERSION" and, together with the Disney Share Conversion, the "SHARE CONVERSIONS"), into cash, shares of common stock of the Borrower or a combination of cash and shares of common stock of the Borrower. The Mergers and the Share Conversions are herein collectively referred to as the "TRANSACTION". Immediately after the consummation of the Transaction, each of Disney and Capital Cities/ABC will be a wholly owned subsidiary of the Borrower, and the Borrower will be renamed "The Walt Disney Company".

     (3) The Borrower has requested that the Lenders agree to extend credit to it from time to time in an aggregate principal amount of up to $7,000,000,000 in order to support the obligations of the Borrower in respect of commercial paper issued by the Borrower, to finance in part the Transaction, to pay fees and expenses incurred in connection with the consummation of the Transaction, and/or for other general corporate purposes of the Borrower and its subsidiaries. The Lenders have indicated their willingness to agree to extend credit from time to time in such amount on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01.  Certain Defined Terms .  As used in this Agreement, the
                    ----------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

     "ADMINISTRATIVE AGENT'S ACCOUNT" means such account of the Administrative Agent maintained by the Administrative Agent at the office of Citibank at 399 Park Avenue, New York, New York 10043, as the Administrative Agent shall notify the Borrower and the Lenders from time to time.

     "ADVANCE" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

     "AGREEMENT" means this 364-Day Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with
     Section 8.01.

     "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower, in substantially the form of Exhibit B hereto.

     "ASSUMING LENDER" has the meaning specified in Section 2.19(c).

     "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.19(c).

     "BASE RATE" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times for such day during such period be equal to the highest of:

     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate in effect for such day;

     (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of
          (i) 0.50%, (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted on the basis of a year of 365 or 366 days, as the case may be) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, and (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor thereto) for insuring U.S. dollar deposits of Citibank in the United States; and

     (c)  0.50% per annum above the Federal Funds Rate for such day.

     "BASE RATE ADVANCE" means an Advance which bears interest as provided in
     Section 2.06(a)(i).

     "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Los Angeles, California, or New York City, New York, or San Francisco, California, or, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "CAPITAL CITIES/ABC" has the meaning specified in the Preliminary Statements to this Agreement.

     "CAPITAL CITIES/ABC MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

     "CAPITAL CITIES/ABC SHARE CONVERSION" has the meaning specified in the Preliminary Statements to this Agreement.

     "CITIBANK" means Citibank, N.A., a national banking association.

     "CO-ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

     "COMMITMENT" has the meaning specified in Section 2.01.

     "CONSENTING LENDER" has the meaning specified in Section 2.19(b).

     "CONVERT", "CONVERSION" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.08 or 2.09.

     "CREDIT SUISSE" has the meaning specified in the recital of parties to this Agreement.

     "CUSA" has the meaning specified in the recital of parties to this Agreement.

     "DEBT" means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above.

     "DISNEY" has the meaning specified in the Preliminary Statements to this Agreement.

     "DISNEY MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

     "DISNEY SHARE CONVERSION" has the meaning specified in the Preliminary Statements to this Agreement.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
     Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

     "EFFECTIVE DATE" has the meaning specified in Section 3.01.

     "ELIGIBLE ASSIGNEE" means (a) a Lender or any Affiliate of a Lender, and
     (b) any bank or other financial institution, or any other Person, which has been approved in writing by the Borrower and the Administrative Agent as an Eligible Assignee for purposes of this Agreement; provided, however, that neither the Borrower's approval nor the Administrative Agent's approval shall be unreasonably withheld; and provided further, however, that the Borrower may withhold its approval if the Borrower reasonably believes that an assignment to such Eligible Assignee pursuant to Section 8.07 will result in the incurrence of increased costs payable by the Borrower pursuant to Section 2.11 or 2.14.

     "ENVIRONMENTAL CLAIM" means any administrative, regulatory or judicial action, suit, demand, claim, lien, notice or proceeding relating to any Environmental Law or any Environmental Permit.

     "ENVIRONMENTAL LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code or duly promulgated policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any order, consent decree or judgment, relating to the environment, health, safety or any Hazardous Material.

     "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

     "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended.

     "ERISA EVENT" means: (a) (i) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation or (ii) the provisions of paragraph
     (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are applicable with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations by the Borrower or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan described in Section 302(f)(1)(A) of ERISA; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

     "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

     "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to such Reference Bank's (or in the case of Citibank, CUSA's) Eurodollar Rate Advance comprising part of such Borrowing. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

     "EURODOLLAR RATE ADVANCE" means an Advance which bears interest as provided in Section 2.06(a)(ii).

     "EURODOLLAR RATE MARGIN" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

=================================================
      PUBLIC DEBT RATING
         S&P/MOODY'S            APPLICABLE MARGIN

Level 1
-------
 AA-/Aa3 or above                    0.140%
--------------------------           ------

Level 2
-------
Lower than AA-/Aa3 but
at least A/A2                        0.145%
--------------------------           ------

Level 3
-------
Lower than A/A2 but
at least A-/A3                       0.160%
--------------------------           ------

Level 4
-------
Lower than A-/A3 or no
Public Debt Rating in effect         0.180%
--------------------------           ------

=================================================

     "EURODOLLAR RATE RESERVE PERCENTAGE" means, with respect to any Lender for any Interest Period for any Eurodollar Rate Advance, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

     "EXISTING CREDIT AGREEMENTS" means, collectively, (a) the Second Amended and Restated Credit Agreement dated as of April 12, 1995 among Disney, the financial institutions party thereto and CUSA, as agent thereunder, as amended, supplemented or otherwise modified to the Effective Date, and (b) the Revolving Credit Agreement dated as of January 3, 1986 among Capital Cities/ABC, the financial institutions party thereto and Chemical Bank, as agent thereunder, as amended, supplemented or otherwise modified to the Effective Date.

     "EXTENSION DATE" has the meaning specified in Section 2.19(b).

     "FACILITY FEE PERCENTAGE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

      PUBLIC DEBT RATING
         S&P/MOODY'S            APPLICABLE MARGIN
=================================================

Level 1
-------
AA-/Aa3 or above                     0.040%
-----------------------------        ------

Level 2
-------
Lower than AA-/Aa3 but
at least A/A2                        0.050%
-----------------------------        ------

Level 3
-------
Lower than A/A2 but                  0.060%
at least A-/A3
-----------------------------        ------

Level 4
-------
Lower than A-/A3 or no
Public Debt Rating in effect         0.070%
-----------------------------        ------

=================================================

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "FIVE-YEAR CREDIT AGREEMENT" means the Five-Year Credit Agreement being entered into on the date of this Agreement among the Borrower, the banks, financial institutions and other institutional lenders party thereto, CUSA, as the administrative agent thereunder, and Credit Suisse, as the co-administrative agent thereunder, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time.

     "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the audited financial statements referred to in Section 4.01(c)(i) dated September 30, 1994.

     "HAZARDOUS MATERIAL" means (a) any petroleum or petroleum product, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, or radon gas, (b) any substance defined as or included in the definition of "hazardous substances", hazardous wastes", hazardous materials", "toxic substances", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law or (c) any other substance to which exposure is regulated by any governmental or regulatory authority.

     "INDEMNIFIED MATTERS" has the meaning specified in Section 8.08.

     "INDEMNIFIED PARTY" has the meaning specified in Section 8.08.

     "INFORMED PARTIES" has the meaning specified in Section 8.09.

     "INITIAL LENDER" has the meaning specified in the recital of parties to this Agreement.

     "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or on the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or, if generally available to all of the Lenders, twelve months as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

     (i) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

     (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

    (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

     (iv) the Borrower may not select for any Advance any Interest Period which ends after the scheduled Revolver Termination Date then in effect or, if the Advances have been converted to a term loan pursuant to Section
          2.05 prior to the time of such selection, which ends after the Maturity Date.

     "IRS" has the meaning specified in Section 2.14(e).

     "LENDERS" means, collectively, each Initial Lender, each Assuming Lender that shall become a party hereto pursuant to Section 2.19 and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07; provided, however, that for purposes of any determination to be made under
     Section 2.07, 2.11, 2.12 or 8.04(b) with respect to CUSA, in its capacity as a Lender, the term "Lender" shall be deemed to include Citibank.

     "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement which has the same effect as a lien or security interest.

     "MAJORITY LENDERS" means, at any time, Lenders owed at least a majority in interest of the aggregate unpaid principal amount of the Advances owing to Lenders at such time, or, if no such principal amount is outstanding at such time, Lenders having at least a majority in interest of the Commitments at such time; provided, however, that neither the Borrower nor any of its Affiliates, if a Lender, shall be included in the determination of Majority Lenders at any time.

     "MATERIAL SUBSIDIARY" means, at any date of determination, a subsidiary of the Borrower that, either individually or together with its subsidiaries, taken as a whole, has total assets exceeding $100,000,000 on such date.

     "MATURITY DATE" means the earlier of (a) the second anniversary of the Revolver Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01.

     "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower on or immediately prior to such date or, if less than four consecutive fiscal quarters of the Borrower have been completed since the Effective Date, the fiscal quarters of the Borrower that have been completed since the Effective Date.

     "MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

     "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

     "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NON-CONSENTING LENDER" has the meaning specified in Section 2.19(b).

     "NOTE" has the meaning specified in Section 2.17.

     "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

     "OTHER TAXES" has the meaning specified in Section 2.14(b).

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

     "PUBLIC DEBT RATING" means, as of any date of determination, the higher rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured public debt issued by the Borrower or, if and during such time prior to October 1, 1996 as the Borrower has not issued any non-credit enhanced long-term senior unsecured public debt that is rated by S&P or Moody's and has not issued any commercial paper that is rated by S&P or Moody's, by Disney; provided, however, that from and after the Effective Date to and including September 30, 1996, if the Borrower has not issued any non-credit enhanced long-term senior unsecured public debt that is rated by S&P or Moody's and the rating of any commercial paper issued by the Borrower is below P-1 by Moody's or A-1 by S&P, the Eurodollar Rate Margin and the Facility Fee Percentage will be set in accordance with Level 3 under the definition of "Eurodollar Rate Margin" or "Facility Fee Percentage", as the case may be. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Eurodollar Rate Margin and the Facility Fee Percentage shall be determined by reference to the available rating; (b) if, at any time prior to October 1, 1996, neither S&P nor Moody's shall have in effect a Public Debt Rating of Disney, or, if on or at any time after October 1, 1996, neither S&P nor Moody's shall have in effect a Public Debt Rating of the Borrower, the Eurodollar Rate Margin and the Facility Fee Percentage will be set in accordance with Level 4 under the definition of "Eurodollar Rate Margin" or "Facility Fee Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Eurodollar Rate Margin and the Facility Fee Percentage shall be based upon the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

     "REFERENCE BANKS" means Citibank, Credit Suisse, Bank of America NT&SA, Bankers Trust Company and Chemical Bank, or, in the event that less than two of such banks remain Lenders hereunder at any time, any other commercial bank designated by the Borrower and approved by the Majority Lenders as constituting a "Reference Bank" hereunder.

     "REGISTER" has the meaning specified in Section 8.07(c).

     "REORGANIZATION AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

     "REVOLVER TERMINATION DATE" means the earlier of (a) October 29, 1996, subject to the extension thereof pursuant to Section 2.19, and (b) the date of termination in whole of the aggregate Commitments pursuant to Section
     2.04 or 6.01; provided, however, that the Revolver Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.19 shall be the Revolver Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

     "S&P" means Standard & Poor's Ratings Group or any successor thereto.

     "SEC" has the meaning specified in Section 5.01(d)(i).

     "SHARE CONVERSIONS" has the meaning specified in the Preliminary Statements to this Agreement.

     "SIGNIFICANT SUBSIDIARY" means any subsidiary of the Borrower or any of its subsidiaries that constitutes a "significant subsidiary" under Rule 405 promulgated by the SEC under the Securities Act of 1933, as amended.

     "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

     "TAXES" has the meaning specified in Section 2.14(a).

     "TERM LOAN CONVERSION DATE" means the Revolver Termination Date on which all Advances outstanding on such date are converted into a term loan pursuant to Section 2.05.

     "TERM LOAN ELECTION" has the meaning specified in Section 2.05.

     "TRANSACTION" has the meaning specified in the Preliminary Statements to this Agreement.

     "TYPE" has the meaning specified in the definition of "Advance".

     "UNITED STATES" and "U.S." each means the United States of America.

     SECTION 1.02.  Computation of Time Periods .  In this Agreement in the
                    ----------------------------
computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each means "to but excluding".

     SECTION 1.03.  Accounting Terms .  All accounting terms not specifically
                    -----------------
defined herein shall be construed in accordance with GAAP.


                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01.  The Advances .  Each Lender severally agrees, on the terms
                    -------------
and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Revolver Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth as the Commitment of such Lender in such Assumption Agreement or, if such Lender has entered into an Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "COMMITMENT"). Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower from time to time may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

     SECTION 2.02.  Making the Advances .  (a)  Each Borrowing shall be made on
                    --------------------
notice, given not later than 11:00 A.M. (New York City time) on the same Business Day as the date of a proposed Borrowing comprised of Base Rate Advances and not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing comprised of Eurodollar Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telecopier or telex, or by telephone, confirmed immediately by telecopier or telex, in substantially the form of Exhibit A hereto, specifying therein the requested (i) date of such Borrowing (which shall be a Business Day), (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such

Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the office where the Administrative Agent's Account is maintained.

     (b) Anything in subsection (a) above or Section 2.01 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $20,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended at such time pursuant to Section 2.08.

     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate; provided, however, that
(i) within two Business Days after any Lender shall fail to make such ratable portion available to the Administrative Agent, the Administrative Agent shall notify the Borrower of such failure and (ii) if such Lender shall not have paid such corresponding amount to the Administrative Agent within two Business Days after such demand is made of such Lender by the Administrative Agent, the Borrower agrees to repay to the Administrative Agent forthwith, upon demand by the Administrative Agent to the Borrower, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Advances comprising such Borrowing. If and to the extent such corresponding amount shall be paid by such Lender to the Administrative Agent in accordance with this Section 2.02(d), such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03.  Facility Fee .  The Borrower agrees to pay to each Lender a
                    -------------
facility fee on the average daily amount (whether used or unused) of such Lender's Commitment from (a) the earlier of (i) December 11, 1995 and (ii) the first date on which all necessary approvals of the Mergers by the shareholders of Disney and the stockholders of Capital Cities/ABC have been obtained, in the case of each Initial Lender and (b) the later of (i) December 11, 1995 and (ii) the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender until, in each case, the Revolver Termination Date or, if the Borrower has made the Term Loan Election pursuant to Section 2.05 on or prior to such date, the Maturity Date, payable quarterly in arrears on the first Business Day of each April, July, October and January during the term of such Lender's Commitment, commencing January 2, 1996, and on the Revolver Termination Date or, if the Borrower has made the Term Loan Election pursuant to Section 2.05 on or prior to such date, the Maturity Date, at the rate per annum equal to the Facility Fee Percentage in effect from time to time.

     SECTION 2.04.  Reduction of the Commitments .  (a) Optional.  The Borrower
                    -----------------------------       --------
shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) Mandatory.  On the Revolver Termination Date, if the Borrower has made
         ---------
the Term Loan Election in accordance with Section 2.05 prior to such date, and from time to time thereafter upon each prepayment of the Advances, the aggregate Commitments of the Lenders under this Agreement shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which the aggregate Commitments of the Lenders under this Agreement immediately prior to such reduction exceeds the aggregate unpaid principal amount of the Advances outstanding at such time.

     SECTION 2.05.  Repayment of Advances .  The Borrower shall, subject to the
                    ----------------------
next succeeding sentence, repay to each Lender on the Revolver Termination Date the aggregate principal amount of the Advances owing to such Lender on such date. The Borrower may, upon not less than 15 days notice to the Administrative Agent, elect (the "TERM LOAN ELECTION") to convert all of the Advances outstanding on the Revolver Termination Date in effect at such time into a term loan which the Borrower shall repay in full ratably to the Lenders on the Maturity Date; provided that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing on the date of notice of the Term Loan Election or on the Term Loan Conversion Date on which such election is to be effected.

     SECTION 2.06.  Interest on Advances .  (a)  Scheduled Interest.  The
                    ---------------------        ------------------
Borrower shall pay to each Lender interest on the unpaid principal amount of each Advance owing to such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (i) Base Rate Advances.  During such periods as such Advance is a Base Rate
         ------------------
     Advance, a rate per annum equal at all times to the remainder of (A) the Base Rate in effect from time to time minus (B) the Facility Fee Percentage in effect from time to time, payable quarterly in arrears on the first Business Day of each April, July, October and January during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

     (ii) Eurodollar Rate Advances.  During such periods as such Advance is a
          ------------------------
     Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance and (B) the Eurodollar Rate Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the date which occurs three months and, if applicable, six months, nine months and twelve months after the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest.  The Borrower shall pay interest on the unpaid
         ----------------
principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand, at a rate per annum equal at all times to (i) in the case of any amount of principal, the greater of (x) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (y) 2% per annum above the Base Rate in effect from time to time and (ii) to the fullest extent permitted by law, in the case of all other amounts, 2% per annum above the Base Rate in effect from time to time.

     SECTION 2.07.  Additional Interest on Eurodollar Rate Advances .  The
                    ------------------------------------------------
Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the applicable Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified in reasonable detail to the Borrower through the Administrative Agent.

     SECTION 2.08.  Interest Rate Determination .  (a)  Each Reference Bank
                    ----------------------------
agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (a)(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

     (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for purposes of determining the Eurodollar Rate for any Eurodollar Rate Advances, (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances, (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders (which cost each such Majority Lender reasonably determines in good faith is material) of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon, unless the Eurodollar Rate Margin shall be increased to reflect such costs as determined by such Majority Lenders and as agreed by the Borrower, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Majority Lenders shall notify the Administrative Agent, and the Administrative Agent shall in turn notify the Borrower and the Lenders, that the circumstances causing such suspension no longer exist. The Administrative Agent shall use reasonable efforts to determine from time to time whether the circumstances causing such suspension no longer exist and, promptly after the Administrative Agent knows that the circumstances causing such suspension no longer exist, the Administrative Agent shall so notify the Borrower and the Lenders.

     (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

     (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $20,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances and, on and after such date, the right of the Borrower to Convert such Advances into Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such Eurodollar Rate Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another Borrowing or Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall equal or exceed $20,000,000, the Borrower shall have the right to continue all such Eurodollar Rate Advances as, or to Convert all such Advances into, Eurodollar Rate Advances having such Interest Period.

     (g) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.09.  Optional Conversion of Advances .  The Borrower may on any
                    --------------------------------
Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the same Business Day as the date of the proposed Conversion in the case of a Conversion of Eurodollar

Rate Advances into Base Rate Advances, and not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances or of Eurodollar Rate Advances of one Interest Period into Eurodollar Rate Advances of another Interest Period, as the case may be, and subject to the provisions of Sections 2.08, 2.09 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances or into Eurodollar Rate Advances of another Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Promptly upon receipt from the Borrower of a notice of a proposed Conversion hereunder, the Administrative Agent shall give notice of such proposed Conversion to each Lender. Each such notice of a Conversion shall, within the restrictions set forth above, specify (i) the date of such Conversion (which shall be a Business Day), (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. The Borrower may Convert all Eurodollar Rate Advances of any one Lender into Base Rate Advances of such Lender in accordance with the provisions of Section 2.12 by complying with the procedures set forth therein and in this Section 2.09 as though each reference in this
Section 2.09 to Advances of any Type was to such Advances of such Lender. Each such notice of Conversion shall, subject to the provisions of Sections 2.08 and 2.12, be irrevocable and binding on the Borrower.

     SECTION 2.10.  Prepayments of Advances .  The Borrower may, upon not less
                    ------------------------
than the same Business Day's notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of Borrowings consisting of Base Rate Advances and upon at least three Business Days' notice to the Administrative Agent received not later than 1:00 P.M. (New York City time) in the case of Borrowings consisting of Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances constituting part of the same Borrowings in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (a) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (b) in the case of any such prepayment of Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b).

     SECTION 2.11.  Increased Costs .  (a)  If after the date hereof, due to
                    ----------------
either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any hereafter promulgated guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost (excluding any allocation of corporate overhead) to any Lender (which cost such Lender reasonably determines in good faith is material) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then such Lender shall so notify the Borrower promptly after such Lender knows of such increased cost and determines that such cost is material and the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate of such Lender as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender's method of allocating such costs is fair and reasonable and that such Lender's demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error .

     (b) If, after the date hereof, either (i) the introduction of or change in or in the interpretation of any law or regulation or (ii) the compliance by any Lender with any hereafter promulgated guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and the amount of such capital is materially increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, such Lender shall so notify the Borrower promptly after such Lender makes such determination and, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender within five days from the date of such demand, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate of such Lender as to such amount in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender's method of allocating such increase of capital is fair and reasonable and that such Lender's demand for payment of such increase of capital hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) The Borrower shall not be obligated to pay under this Section 2.11 any amounts which relate to costs or increases of capital incurred prior to the 12 months immediately preceding the date of demand for payment of such amounts, unless the applicable law, regulation, guideline or request resulting in such costs or increases of capital is imposed retroactively. In the case of any law, regulation, guideline or request which is imposed retroactively, the Lender making demand for payment of any amount under this Section 2.11 shall notify the Borrower not later than 12 months from the date that such Lender should reasonably have known of such law, regulation, guideline or request and the Borrower's obligation to compensate such Lender for such amount is contingent upon such Lender's so notifying the Borrower; provided, however, that any failure by such Lender to provide such notice shall not affect the Borrower's obligations under this Section 2.11 with respect to amounts resulting from costs or increases of capital incurred after the date which occurs 12 months immediately preceding the date on which such Lender notified the Borrower of such law, regulation, guideline or request.

     (d) If any Lender shall subsequently recoup any costs (other than from the Borrower) for which such Lender has theretofore been compensated by the Borrower under this Section 2.11, such Lender shall remit to the Borrower an amount equal to the amount of such recoupment. Amounts required to be paid by the Borrower pursuant to this Section 2.11 shall be paid in addition to, and without duplication of, any amounts required to be paid pursuant to Section 2.14.

     SECTION 2.12.  Illegality .  Notwithstanding any other provision of this
                    -----------
Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of such Lender to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until such Lender shall notify the Administrative Agent, and the Administrative Agent shall notify the Borrower and the other Lenders (which notice shall be given promptly after the Administrative Agent knows that the circumstances causing such suspension no longer exist), that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent or, if permitted by law, on and as of the last day of the then existing Interest Period for such Eurodollar Rate Advances, Converts all Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.09.

     SECTION 2.13.  Payments and Computations .  (a)  The Borrower shall make
                    --------------------------
each payment hereunder and under the Notes, if any, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 2.07, 2.11, 2.14, 8.04 and 8.08) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Revolver Termination Date pursuant to Section 2.19, and upon Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes, if any, issued in connection therewith in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Administrative Agent, and all computations of additional interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.14.  Taxes .  (a)  Any and all payments by the Borrower hereunder
                    ------
or under the Notes, if any, shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction in which such Lender or the Administrative Agent is doing business that is unrelated to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes, if any, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes, if any (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) paid by such Lender or the

Administrative Agent (as the case may be) and any liability (including penalties to the extent not imposed as a result of such Lender's or the Administrative Agent's (as the case may be) gross negligence or willful misconduct, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Administrative Agent on or prior to the date of its execution and delivery of this Agreement, and each such Lender that is not a party hereto on the date hereof shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender pursuant to Section 2.19 or 8.07 (as the case may be), a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in substantially the form set out in Exhibit D-1 or D-2 hereto, as applicable, to the effect that such Lender is eligible under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two executed copies of Form 1001 (or any successor or substitute form or forms) of the Internal Revenue Service (the "IRS") of the United States), or under Section 1441(c) or 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two copies of IRS Form 4224 (or any successor or substitute form or forms of the IRS) to receive, as of the date hereof or as of the date such party becomes a Lender hereto pursuant to Section 2.19 or 8.07 (as the case may be), as appropriate, payments hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrower and the Administrative Agent from time to time, as reasonably requested by the Borrower or the Administrative Agent, and in any case before or promptly upon the occurrence of any events requiring a change in the most recent certificate previously delivered pursuant to this
Section 2.14(e), a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in substantially the form set out in Exhibit D-1 or D-2 hereto, as applicable. Further, each Lender that delivers a certificate in the form set out in Exhibit D-1 hereto agrees, to the extent permitted by law, to deliver to the Borrower and the Administrative Agent within 15 days prior to every third anniversary of the date of delivery of the initial IRS Form 1001 by such Lender (or more often if required by law) on which this Agreement is still in effect, two accurate and complete original signed copies of IRS Form 1001 (or any successor or substitute form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder) and a certificate in the form set out in such Exhibit D-1, and each Lender that delivers a certificate in the form set out in Exhibit D-2 hereto agrees to deliver to the Borrower and the Administrative Agent, to the extent permitted by law, within 15 days prior to the beginning of each subsequent taxable year of such Lender (or more often if required by law) during which this Agreement is still in effect, two accurate and complete original signed copies of IRS Form 4224 (or any successor or substitute form or forms required under the Internal Revenue Code or the applicable regulations promulgated thereunder) and a certificate in the form of such Exhibit D-2. Each such certificate shall certify as to one of the following:

     (i) that such Lender is eligible to receive payments hereunder without deduction or withholding of United States federal income tax;

     (ii) that such Lender is not eligible to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein but does not require additional payments therefor pursuant to
     Section 2.14(a) or (c) because it is eligible and able to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

     (iii) that such Lender is not eligible to receive payments hereunder without deduction or withholding of United States federal income tax as specified therein and that it is not eligible and able to recover the full amount of the same from a source other than the Borrower.

If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Form 1001 or 4224, that any Lender reasonably considers to be confidential, such Lender promptly shall give notice thereof to the Borrower and the Administrative Agent and shall not be obligated to include in such form or document such confidential information; provided that such Lender certifies to the Borrower that the failure to disclose such confidential information does not increase the obligations of the Borrower under this Section 2.14.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest on all Advances and the termination of this Agreement until such date as all applicable statutes of limitations (including any extensions thereof) have expired with respect to such agreements and obligations of the Borrower contained in this Section 2.14.

     SECTION 2.15.  Sharing of Payments, Etc.   If any Lender shall obtain any
                    ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.07, 2.11, 2.14, 8.04 or 8.08) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.16.  Mandatory Assignment by a Lender; Mitigation.  If any
                    ---------------------------------------------
Lender requests from the Borrower either payment of additional interest on Eurodollar Rate Advances pursuant to Section 2.07, or reimbursement for increased costs pursuant to Section 2.11, or payment of or reimbursement for Taxes pursuant to Section 2.14, or if any Lender notifies the Administrative Agent that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations hereunder pursuant to
Section 2.12, (i) such Lender will, upon three Business Days' notice by the Borrower to such Lender and the Administrative Agent, to the extent not inconsistent with such Lender's internal policies and applicable legal and regulatory restrictions, use reasonable efforts to make, fund or maintain its Eurodollar Rate Advances through another Eurodollar Lending Office of such Lender if (A) as a result thereof the additional amounts required to be paid pursuant to Section 2.07, 2.11 or 2.14, as applicable, in respect of such Eurodollar Rate Advances would be materially reduced or the provisions of
Section 2.12 would not apply to such Lender, as applicable, and (B) as determined by such Lender in good faith but in its sole discretion, the making or maintaining of such Eurodollar Rate Advances through such other Eurodollar Lending Office would not otherwise materially and adversely affect such Eurodollar Rate Advances or such Lender and (ii) unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating such obligation to pay such additional amounts or the circumstances described in Section 2.12, the Borrower may designate an Eligible Assignee to purchase for cash (pursuant to an Assignment and Acceptance) all, but not less than all, of the Advances then owing to such Lender and all, but not less than all, of such Lender's rights and obligations hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of each such Advance then owing to such Lender plus any accrued but unpaid interest thereon and any accrued but unpaid facility fees owing thereto and, in addition, all additional costs reimbursements, expense reimbursements and indemnities, if any, owing in respect of such Lender's Commitment hereunder at such time shall be paid to such Lender.

     SECTION 2.17.  Evidence of Debt.  (a)  Each Lender shall maintain in
                    -----------------
accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note or other evidence of indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender (each a "NOTE"), payable to the order of such Lender in a principal amount equal to the Commitment of such Lender; provided, however, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of any Advance under this Agreement.

     (b) The Register maintained by the Administrative Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

     SECTION 2.18.  Use of Proceeds.  The proceeds of the Advances shall be
                    ----------------
available (and the Borrower agrees that it shall use such proceeds) to support the obligations of the Borrower in respect of commercial paper issued by the Borrower, to finance in part the Transaction, to pay fees and expenses incurred in connection with the consummation of the Transaction, and/or for other general corporate purposes of the Borrower and its subsidiaries.

     SECTION 2.19.  Extension of Termination Date.  (a)  At least 45 days but
                    ------------------------------
not more than 60 days prior to the Revolver Termination Date in effect at any time, the Borrower, by written notice to the Administrative Agent, may request an extension of the Revolver Termination Date in effect at such time for a period of 364 days from its then scheduled expiration; provided, however, that the Borrower shall not have made the Term Loan Election for Advances outstanding on such Revolver Termination Date prior to the then scheduled Revolver Termination Date. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days but at least 20 days prior to such Revolver Termination Date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Revolver Termination Date at least 20 days prior to the scheduled occurrence thereof at such time, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 15 days prior to the scheduled Revolver Termination Date in effect at such time of the decision of the Lenders regarding the Borrower's request for an extension of the Revolver Termination Date.

     (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Revolver Termination Date shall, effective as at the Revolver Termination Date otherwise in effect at such time (the "EXTENSION DATE"), be extended for a period of 364 days from such Extension Date; provided that on each Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur as a consequence thereof. If Lenders holding at least a majority in interest of the aggregate Commitments at such time consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Revolver Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "CONSENTING LENDER") but shall not be extended as to any other Lender (each a "NON-CONSENTING LENDER"). To the extent that the Revolver Termination Date is not extended as to any Lender pursuant to this Section 2.19 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.19 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolver Termination Date without any further notice or other action by the Borrower, such Lender or any other Person;

provided that such Non-Consenting Lender's rights under Sections 2.11, 2.14,
8.04 and 8.08, and its obligations under Section 7.05, shall survive the Revolver Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Revolver Termination Date.

     (c) If Lenders holding at least a majority in interest of the aggregate Commitments at any time consent to any such request pursuant to subsection (a) of this Section 2.19, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (each such Eligible Assignee that accepts an offer to assume a Non-Consenting Lender's Commitment as of the applicable Extension Date being an "ASSUMING LENDER") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

     (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

     (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

     (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11, 2.14, 8.04 and 8.08, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Administrative Agent (an "ASSUMPTION AGREEMENT"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.19 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

     (d) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) of this Section 2.19) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Revolver Termination Date then in effect shall be extended for the 364-day period described in subsection (a) of this Section 2.19, and all references in this Agreement, and in the Notes, if any, to the " Revolver Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Revolver Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolver Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.


                                  ARTICLE III
                    CONDITIONS OF EFFECTIVENESS AND LENDING

     SECTION 3.01.  Condition Precedent to Effectiveness of Section 2.01.
                    ----------------------------------------------------
Section 2.01 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which all of the following conditions precedent have been satisfied or waived in accordance with Section 8.01:

     (a) the Administrative Agent shall have received on or before the Effective Date the following, each dated the Effective Date, in form and substance satisfactory to the Administrative Agent: (i) certified copies of the resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board authorizing the execution and delivery of this Agreement, and approving all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Transaction; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the name and true signature of the officer of the Borrower executing this Agreement on its behalf; (iii) a copy of the Joint Proxy Statement most recently mailed to the shareholders of Disney and the stockholders of Capital Cities/ABC; (iv) the Disney Agreement, in substantially the form of Exhibit E hereto, duly executed and delivered by Disney and the Borrower; (v) an opinion of David K. Thompson, Esq., Senior Vice President-Assistant General Counsel of the Borrower and Disney, in substantially the form of Exhibit C-1 hereto; (vi) an opinion of Dewey Ballantine, special counsel for Disney in connection with the Transaction, in substantially the form of Exhibit C-2 hereto; and (vii) an opinion of Shearman & Sterling, counsel for the Administrative Agent.

     (b) each of the Mergers shall have been consummated substantially in accordance with the terms of the Reorganization Agreement and in compliance with all applicable laws.

     (c) all consents and approvals of any governmental or regulatory authority and any other third party necessary in connection with this Agreement or the consummation of the Transaction shall have been obtained; all related material filings required to be made prior to the consummation of the Transaction shall have been made and, in each case, shall remain in effect; and all applicable waiting periods in connection with the consummation of the Transaction shall have expired without any adverse action being taken by any competent governmental or regulatory authority that could reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Borrower and its subsidiaries, taken as a whole.

     (d) there shall have occurred no material adverse change in the business, financial condition or operations of Disney and its subsidiaries, taken as a whole, since September 30, 1994, except as disclosed in periodic or other reports filed by Disney and its subsidiaries during the period from September 30, 1994 to the date of this Agreement pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, copies of which have been furnished to the Lenders prior to the date of this Agreement.

     (e) each of Disney and Capital Cities/ABC shall have paid or prepaid all amounts owing under the Existing Credit Agreement to which it is a party, and all commitments of the lenders thereunder shall have been terminated.

     (f) all of the representations and warranties contained in Section 4.01 shall be correct in all material respects on and as of the Effective Date, before and after giving effect to such date, as though made on and as of the Effective Date (except to the extent that such representations and warranties relate to an earlier date, which representations and warranties shall have been correct in all material respects on and as of such earlier date).

     (g) no event shall have occurred and be continuing, or shall result from the occurrence of the Effective Date, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     SECTION 3.02.  Conditions Precedent to Each Borrowing.  The obligation of
                    ---------------------------------------
each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

     (a) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, which representations and warranties were correct in all material respects on and as of such earlier date); and

     (b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.



                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Representations and Warranties of the Borrower.  The
                    -----------------------------------------------
Borrower represents and warrants as of the Effective Date and from time to time thereafter as required under this Agreement as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower and each of the Significant Subsidiaries are duly qualified and in good standing as foreign corporations authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of their respective activities or the character of the properties they own or lease make such qualification necessary and in which the failure so to qualify would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries, taken as a whole.

     (b) The execution, delivery and performance by the Borrower of this Agreement and each of the Notes, if any, delivered hereunder are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any material contractual restriction binding on or affecting the Borrower, Disney or Capital Cities/ABC; no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement; and this Agreement is and each of the Notes, when delivered hereunder, will be the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

     (c) (i) At any time prior to the date on which the Borrower first delivers the audited financial statements of the Borrower and its subsidiaries pursuant to Section 5.01(d)(ii), Disney's most recent annual report on Form 10-K containing the consolidated balance sheet of Disney and its subsidiaries, and the related consolidated statements of income and of cash flows of Disney and its subsidiaries, copies of which have been furnished to each Lender prior to the Effective Date, fairly present the consolidated financial condition of Disney and its subsidiaries as at the date of such balance sheet and the consolidated results of operations of Disney and its subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied, and (ii) at any time thereafter, the Borrower's most recent annual report on Form 10-K containing the consolidated balance sheet of the Borrower and its subsidiaries, and the related consolidated statements of income and of cash flows of the Borrower and its subsidiaries, copies of which have been furnished to each Lender pursuant to Section

     5.01(d)(ii), fairly present the consolidated financial condition of the Borrower and its subsidiaries as at the date of such balance sheet and the consolidated results of operations of the Borrower and its subsidiaries for the fiscal year ended on such date, all in accordance with generally accepted accounting principles consistently applied.

     (d) There is no pending or, to the Borrower's knowledge, threatened claim, action or proceeding affecting the Borrower or any of its subsidiaries which could reasonably be expected to adversely affect the financial condition or operations of the Borrower and its subsidiaries, taken as a whole, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement; and to the Borrower's knowledge, the Borrower and each of its subsidiaries have complied, and are in compliance, with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments, except for any such matters which have not had, and would not reasonably be expected to have, a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries, taken as a whole.

     (e) The Borrower and the ERISA Affiliates have not incurred and are not reasonably expected to incur any material liability in connection with their Single Employer Plans or Multiple Employer Plans, other than ordinary liabilities for benefits; neither the Borrower nor any ERISA Affiliate has incurred or is reasonably expected to incur any material withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) to any Multiemployer Plan; and no Multiemployer Plan of the Borrower or any ERISA Affiliate is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

     SECTION 4.02.  Additional Representations and Warranties of the Borrower as
                    ------------------------------------------------------------
of Each Extension Date.  The Borrower represents and warrants on each Extension
-----------------------
Date (and at no other time) that, as of each such date, the following statements shall be true:

     (a) there has been no material adverse change in the business, financial condition or operations of (i) Disney and its subsidiaries, taken as a whole, since September 30, 1994 (except as disclosed in periodic or other reports filed by Disney and its subsidiaries pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, during the period from September 30, 1994 to the date of the request for an extension of the Revolver Termination Date then in effect related to such Extension Date), in the case of any Extension Date occurring prior to the first delivery of financial statements of the Borrower and its subsidiaries pursuant to
     Section 5.01(d)(ii), or (ii) the Borrower and its subsidiaries, taken as a whole, since the date of the most recently delivered audited financial statements of the Borrower and its subsidiaries pursuant to Section 5.01(d)(ii) (except as disclosed in periodic or other reports filed by the Borrower and its subsidiaries pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, during the period from the date of the most recently delivered audited financial statements of the Borrower and its subsidiaries pursuant to Section 5.01(d)(ii) to the date of the request for an extension of the Revolver Termination Date then in effect related to such Extension Date), in the case of each Extension Date occurring at any time thereafter; and

     (b) the representations and warranties contained in Section 4.01 are correct in all material respects on and as of such date, as though made on and as of such date (except to the extent that such representations and warranties relate to an earlier date, which representations and warranties were correct in all material respects on and as of such earlier date).


                                   ARTICLE V
                           COVENANTS OF THE BORROWER

     SECTION 5.01.  Affirmative Covenants .  So long as any Advance shall remain
                    ----------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc.  Comply, and cause each of its subsidiaries
         -------------------------
     to comply, in all material respects with all applicable laws, rules, regulations, permits, orders, consent decrees and judgments binding on the Borrower and its subsidiaries the failure with which to comply would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries, taken as a whole.

     (b) Payment of Taxes, Etc.  Pay and discharge, and cause each of its
         ---------------------
     subsidiaries to pay and discharge, before the same shall become delinquent, if the failure to so pay and discharge would have a material adverse effect on the financial condition or operations of the Borrower and its subsidiaries, taken as a whole, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (ii) all lawful claims which, if unpaid, will by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

     (c) Preservation of Corporate Existence, Etc.  Subject to Section 5.02(a),
         ----------------------------------------
     preserve and maintain, and cause each of Disney and Capital Cities/ABC to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that none of the Borrower, Disney or Capital Cities/ABC shall be required to preserve any right or franchise if the loss thereof would not have a material adverse effect on the business, financial condition or operations of the Borrower and its subsidiaries, taken as a whole; and provided further, however, that neither Disney nor Capital Cities/ABC shall be required to preserve its corporate existence if the loss thereof would not have a material adverse effect on the business, financial condition or operations of the Borrower and its subsidiaries, taken as a whole.

     (d) Reporting Requirements.  Furnish to the Administrative Agent, on behalf
         ----------------------
     of the Lenders:

     (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower's quarterly report to shareholders on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC") or, if the Borrower is not filing such quarterly report with the SEC at such time, each of Disney's and (as soon as available thereafter) Capital Cities/ABC's quarterly report to shareholders on Form 10-Q as and only to the extent otherwise filed with the SEC, in each case containing a consolidated balance sheet of the Borrower and its subsidiaries (or Disney and its subsidiaries and Capital Cities/ABC and its subsidiaries, as the case may be) as of the end of such quarter and consolidated statements of income and of cash flows of the Borrower and its subsidiaries (or Disney and its subsidiaries and Capital Cities/ABC and its subsidiaries, as the case may be) for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and a certificate of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller stating that no Event of Default, or event that with the giving of notice or passage of time or both, would constitute an Event of Default, has occurred and is continuing;

     (ii) as soon as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the Borrower's annual report to shareholders on Form 10-K as filed with the SEC or, if the Borrower is not filing such annual report with the SEC at such time, each of Disney's and (as soon as available thereafter) Capital Cities/ABC's annual report to shareholders on Form 10-K as and only to the extent otherwise filed with the SEC, in each case containing consolidated financial statements of the Borrower and its subsidiaries (or Disney and its subsidiaries and Capital Cities/ABC and its subsidiaries, as the case may be) for such year and a certificate of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller stating that no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, has occurred and is continuing;

   (iii) promptly after the Borrower obtains actual knowledge of the occurrence of each Event of Default, and each event that with the giving of notice or passage of time or both would constitute an Event of Default, a statement of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller setting forth details of such Event of Default or event continuing on the date of such statement, and the action which the Borrower has taken and proposes to take with respect thereto;

     (iv) promptly after the commencement thereof, notice of any actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its subsidiaries of the type described in Section 4.01(d);

     (v) promptly after the Borrower obtains actual knowledge thereof, written notice of any pending or threatened Environmental Claim against the Borrower or any of its subsidiaries or any of their respective properties which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its subsidiaries, taken as a whole;

     (vi) promptly after the Borrower obtains actual knowledge of the occurrence of any ERISA Event which could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its subsidiaries, taken as a whole, a statement of any of the Borrower's Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller describing such ERISA Event and the action, if any, which the Borrower has taken and proposes to take with respect thereto;

   (vii)  promptly after receipt thereof by the Borrower or any ERISA
          Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of withdrawal liability (as defined in Part I of Subtitle E of Title IV of ERISA) by a Multiemployer Plan, which withdrawal liability could reasonably be expected to materially and adversely affect the financial condition or operations of the Borrower and its subsidiaries, taken as a whole, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan, which reorganization or termination could reasonably be expected to materially adversely affect the financial condition or operations of the Borrower and its subsidiaries, taken as a whole, or (C) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in subclause (A) or (B) above; and

   (viii) such other material information reasonably related to any Lender's credit analysis of the Borrower or any of its subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.02.  Negative Covenant.  So long as any Advance shall remain
                    ------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

     (a) Mergers, Etc.  Merge or consolidate with or into, or convey, transfer,
         ------------
     lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its subsidiaries, taken as a whole (whether now owned or hereafter acquired), to, any Person, or permit any of its subsidiaries to do so, unless immediately after giving effect to such proposed transaction, no Event of Default or event that with the giving of notice or lapse of time or both would constitute an Event of Default, would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation or the Person into which the Borrower shall be merged or formed by any such consolidation shall be a corporation organized and existing under the laws of the United States or any State thereof and shall assume the Borrower's obligations hereunder and under the Notes, if any, in an agreement or instrument reasonably satisfactory in form and substance to the Majority Lenders.

                                   ARTICLE VI
                               EVENTS OF DEFAULT

  SECTION 6.01.  Events of Default.  If any of the following events ("EVENTS OF
                 ------------------
                    DEFAULT") shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or any fee or other amount payable under this Agreement, in each case within three Business Days after such interest, fee or other amount becomes due and payable; or

     (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) delivered in writing and identified as delivered in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any covenant contained in
     Section 5.01(d)(iii) or Section 5.02; or

     (d) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (e) The Borrower or any of its subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $250,000,000 in the aggregate (but excluding Debt arising hereunder) of the Borrower or such subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure
     (i) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and (ii) shall not have been cured or waived; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (f) The Borrower or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantially all of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

     (g) Any money judgment, writ or warrant of attachment or similar process against the Borrower, any Material Subsidiary or any of their respective assets involving in any case an amount in excess of $100,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or, in any case, within five days of any pending sale or disposition of any asset pursuant to any such process;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII
                            THE ADMINISTRATIVE AGENT

     SECTION 7.01.  Authorization and Action.  (a)  Each Lender hereby appoints
                    -------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     (b) The Co-Administrative Agent shall have no duties under this Agreement other than those afforded to it in its capacity as a Lender, and each Lender hereby acknowledges that the Co-Administrative Agent has no liability under this Agreement other than those assumed by it in its capacity as a Lender.

     SECTION 7.02.  Administrative Agent's Reliance, Etc.   Neither the
                    ------------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender which made any Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.19, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower;
(v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03.  CUSA and Affiliates.  With respect to its Commitment and
                    --------------------
the Advances made by it and any Note or Notes issued to it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if CUSA was not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04.  Lender Credit Decision.  Each Lender acknowledges that it
                    -----------------------
has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(c)(i) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05.  Indemnification.  The Lenders agree to indemnify the
                    ----------------
Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of Advances then owing to each of them (or if no Advances are at the time outstanding or if any Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal or bankruptcy proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

     SECTION 7.06.  Successor Administrative Agent.  The Administrative Agent
                    -------------------------------
may resign at any time by giving written notice thereof to the Lenders and the Borrower and such resignation shall be effective upon the appointment of a successor Administrative Agent as provided herein. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Any successor Administrative Agent appointed hereunder shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof, or an Affiliate of any such commercial bank, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.01.  Amendments, Etc.   No amendment or waiver of any provision
                    ---------------
of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Borrower or any of its Affiliates, if a Lender, at the time of any such amendment, waiver or consent), do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or the facility fees payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances (other than as provided in Sections 2.05 and 2.19), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

     SECTION 8.02.  Notices, Etc.   (a)  All notices and other communications
                    ------------
provided for hereunder shall be, except as otherwise expressly provided for herein, in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at:

               The Walt Disney Company
               500 South Buena Vista Street
               Burbank, California  91521
               Attention:  Edward Philip
               Telecopy Number:  (818) 563-1682;

if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, as the case may be; and if to the Administrative Agent, at its address at:

               Citicorp USA, Inc.
               One Court Square
               Long Island City, New York  11120
               Attention:  Kim Coley
               Telecopy Number:  (718) 248-4844

with a copy to:

               Citicorp Securities, Inc.
               One Sansome Street
               San Francisco, California  94104
               Attention:  Mark Wilson
               Telecopy Number:  (415) 627-6355;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the

Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any Lender shall be binding upon the Borrower notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Lender; provided that any such action taken or omitted to be taken by the Administrative Agent or such Lender shall have been in good faith and in accordance with the terms of this Agreement.

          SECTION 8.03.  No Waiver; Remedies  No failure on the part of any
                         --------------------
Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04.  Costs and Expenses.  (a)  The Borrower agrees to pay
                         -------------------
within five Business Days of demand all actual and reasonable costs and expenses, if any (including, without limitation, actual and reasonable counsel fees and expenses), of the Administrative Agent and each Lender in connection with the enforcement (whether through legal proceedings or otherwise) of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

          (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(f) or
2.10 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason (other than by reason of a payment pursuant to Section 2.12), the Borrower shall, within five Business Days of demand by any Lender (with a copy of such demand to the Administrative Agent), pay to such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

          SECTION 8.05.  Right of Set-off.  Upon (i) the occurrence and during
                         -----------------
the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender (and, in the case of CUSA, Citibank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender (and, in the case of CUSA, Citibank) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender (and, in the case of CUSA, Citibank); provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender (and, in the case of CUSA, Citibank) under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 8.06.  Binding Effect.  This Agreement shall become effective
                         ---------------
(other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, the Administrative Agent and the Co-Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and, thereafter, shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Co-Administrative Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07.  Assignments and Participations.  (a)  Each Lender may
                         -------------------------------
and, if requested by the Borrower upon notice by the Borrower delivered to such Lender and the Administrative Agent pursuant to clause (ii) of Section 2.16, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the sum of (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment and (B) the amount of the commitment of the Person that is such assigning Lender being contemporaneously assigned under the Five-Year Credit Agreement (in both cases determined as of the date of the Assignment and Acceptance or similar agreement with respect to such assignments) shall in no event be less than $25,000,000 in the aggregate, provided, however, that if the aggregate amount of the Commitment of such assigning Lender hereunder and its commitment under the Five-Year Credit Agreement is less than $25,000,000 on the date of such proposed assignments, such assigning Lender may assign all, but not less than all of, its remaining rights and obligations under this Agreement and the Five-Year Credit Agreement,
(iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment (other than the Borrower) shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights such Lender assignor may have under Sections 2.11, 2.14 and 8.08) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its subsidiaries or the performance or observance by the Borrower or Disney of any of its obligations under this Agreement or any instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(c)(i) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee and, if applicable, the Borrower, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

          (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (iv) such Lender shall not agree in any participation agreement with any participant or proposed participant to obtain the consent of such participant before agreeing to the amendment, modification or waiver of any of the terms of this Agreement or any Note, before consenting to any action or failure to act by the Borrower or any other party hereunder or under any Note, or before exercising any rights it may have in respect thereof, unless such amendment, modification, waiver, consent or exercise would (A) increase the amount of such participant's portion of such Lender's

Commitment, (B) reduce the principal amount of or rate of interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement, or (C) postpone any date fixed for any payment of principal of or interest on the Advances or any fee or other amounts payable hereunder to which such participant would be entitled to receive a share under such participation agreement.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower in writing and directly related to the transactions contemplated hereunder; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender in accordance with the terms of Section 8.09.

          (g) No participation or assignment hereunder shall be made in violation of the Securities Act of 1933, as amended from time to time, or any applicable state securities laws, and each Lender hereby represents that it will make any Advance for its own account in the ordinary course of its business and not with a view to the public distribution or sale thereof.

          (h) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note issued to it hereunder) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation thereto) and the applicable operating circular of such Federal Reserve Bank.

          SECTION 8.08.  Indemnification .  The Borrower agrees to indemnify and
                         ----------------
hold harmless the Administrative Agent, the Co-Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding (whether or not an Indemnified Party is a party thereto) arising out of, related to or in connection with the Commitments hereunder or the Advances made pursuant hereto or any transactions done in connection herewith, including, without limitation, any transaction in which any proceeds of the Advances are, or are proposed, to be applied (collectively, the "INDEMNIFIED MATTERS"); provided that the Borrower shall have no obligation to any Indemnified Party under this Section 8.08 with respect to (i) matters for which such Indemnified Party has been reimbursed by or on behalf of the Borrower pursuant to any other provision of this Agreement, but only to the extent of such reimbursement, or (ii) Indemnified Matters found by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnified Party. If any action is brought against any Indemnified Party, such Indemnified Party shall promptly notify the Borrower in writing of the institution of such action and the Borrower shall thereupon have the right, at its option, to elect to assume the defense of such action; provided, however, that the Borrower shall not, in assuming the defense of any Indemnified Party in any Indemnified Matter, agree to any dismissal or settlement of such Indemnified Matter without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld, if such dismissal or settlement (A) would require any admission or acknowledgement of culpability or wrongdoing by such Indemnified Party or (B) would provide for any nonmonetary relief to any Person to be performed by such Indemnified Party. If the Borrower so elects, it shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or (2) the Borrower shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If an Indemnified Party shall have reasonably concluded (based upon the advice of counsel) that the representation by one counsel of such Indemnified Party and the Borrower creates a conflict of interest for such counsel, the reasonable fees and expenses of such counsel shall be borne by the Borrower and the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party (but shall retain the right to direct the defense of such action on behalf of the Borrower). Anything in this Section
8.08 to the contrary notwithstanding, the Borrower shall not be liable for the fees and expenses of more than one counsel for any Indemnified Party in any jurisdiction as to any Indemnified Matter or, except as specified in the second sentence of this Section 8.08, for any settlement of any Indemnified Matter effected without its written consent. All obligations of the Borrower under this Section 8.08 shall survive the making and repayment of the Advances and the termination of this Agreement.

          SECTION 8.09.  Confidentiality .  Subject to the provisions of Section
                         ----------------
8.07(f), each Lender shall, and shall instruct its Affiliates, successors, assigns, advisors, officers, employees, directors, agents, legal counsel and other professional advisors (the "INFORMED PARTIES") to, hold all nonpublic information obtained pursuant to this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide transferee or participant in connection with the contemplated transfer or participation or to another Lender or an Informed Party agreeing to hold such nonpublic information as confidential or as required or requested by law or to any governmental authority or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental authority) for disclosure of any such nonpublic information prior to disclosure of such information; and further provided that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

          SECTION 8.10.  Consent to Jurisdiction and Service of Process .  All
                         -----------------------------------------------
judicial proceedings brought against the Borrower with respect to this Agreement or any instrument or other documents delivered hereunder may be brought in any state or federal court in the Borough of Manhattan in the State of New York, and by execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any instrument or other document delivered hereunder from which no appeal has been taken or is available. The Borrower agrees to receive service of process in any such proceeding in any such court at its office at 114 Fifth Avenue, New York, New York 10011 (or at such other address in the Borough of Manhattan in the State of New York as the Borrower shall notify the Administrative

Agent from time to time) and, if the Borrower ever ceases to maintain such office in the Borough of Manhattan, irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019, or any other address in the State of New York communicated by CT Corporation System to the Administrative Agent, as its agent to receive on its behalf service of all process in any such proceeding in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect.

          SECTION 8.11.  Governing Law .  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the State of New York.

          SECTION 8.12.  Execution in Counterparts .  This Agreement may be
                         --------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. A full set of executed counterparts of this Agreement shall be lodged with the Administrative Agent and the Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    THE BORROWER
                                    ------------


                                    DC HOLDCO, INC.

                                    By:_________________________________________

                                    Title:______________________________________



                                    THE ADMINISTRATIVE AGENT
                                    ------------------------


                                    CITICORP USA, INC.,
                                     as Administrative Agent

                                    By:_________________________________________

                                    Title:______________________________________



                                    THE CO-ADMINISTRATIVE AGENT
                                    ---------------------------


                                    CREDIT SUISSE,
                                     as Co-Administrative Agent

                                    By:_________________________________________

                                    Title:______________________________________

                                    THE INITIAL LENDERS
                                    -------------------


Commitment
----------

$189,583,333.40                     CITICORP USA, INC.

                                    By:_________________________________________

                                    Title:______________________________________



$189,583,333.40                     CREDIT SUISSE

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     ABN AMRO N.V.

                                    By:_________________________________________

                                    Title:______________________________________


                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     BANKERS TRUST COMPANY

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     BANK OF AMERICA NT&SA

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     BANK OF MONTREAL

                                    By:_________________________________________

                                    Title:______________________________________

$180,833,333.33                     THE BANK OF NEW YORK

                                    By:_________________________________________

                                    Title:______________________________________


$180,833,333.33                     THE BANK OF NOVA SCOTIA

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     BANQUE NATIONALE DE PARIS

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     BANQUE PARIBAS

                                    By:_________________________________________

                                    Title:______________________________________


$180,833,333.33                     BARCLAYS BANK PLC

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE CHASE MANHATTAN BANK, N.A.

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     CHEMICAL BANK

                                    By:_________________________________________

                                    Title:______________________________________

$180,833,333.33                     COMMERZBANK AG, LOS ANGELES
                                    BRANCH

                                    By:_________________________________________

                                    Title:______________________________________


                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE DAI-ICHI KANGYO BANK, LTD.
                                    LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     DEUTSCHE BANK AG, LOS ANGELES
                                    AND/OR CAYMAN ISLAND BRANCHES

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     FIRST INTERSTATE BANK OF
                                    CALIFORNIA

                                    By:_________________________________________

                                    Title:______________________________________


                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE FIRST NATIONAL BANK
                                    OF CHICAGO

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE FUJI BANK, LIMITED,
                                    LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________

$180,833,333.33                     THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE LONG-TERM CREDIT BANK
                                    OF JAPAN, LTD., LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     MELLON BANK, N.A.

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE MITSUBISHI BANK, LTD.,
                                    LOS ANGELES BRANCH

                                    By:_________________________________________

                                    Title:______________________________________


$180,833,333.33                     THE MITSUI TRUST & BANKING CO., LTD.

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     NATIONSBANK OF TEXAS, N.A.

                                    By:_________________________________________

                                    Title:______________________________________

$180,833,333.33                     ROYAL BANK OF CANADA

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE SAKURA BANK, LIMITED

                                    By:_________________________________________

                                    Title:______________________________________


                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE SANWA BANK, LIMITED

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     SOCIETE GENERALE

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE SUMITOMO BANK, LIMITED

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     THE SUMITOMO TRUST & BANKING
                                    CO., LTD., LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     SUNTRUST BANK, CENTRAL FLORIDA,
                                    NATIONAL ASSOCIATION

                                    By:_________________________________________

                                    Title:______________________________________

$180,833,333.33                     SWISS BANK CORPORATION,
                                    SAN FRANCISCO BRANCH

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     TORONTO DOMINION (TEXAS), INC.

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     UNION BANK

                                    By:_________________________________________

                                    Title:______________________________________



$180,833,333.33                     UNION BANK OF SWITZERLAND,
                                    LOS ANGELES BRANCH

                                    By:_________________________________________

                                    Title:______________________________________


                                    By:_________________________________________

                                    Title:______________________________________



$58,333,333.33                      BARNETT BANK OF CENTRAL
                                    FLORIDA, N.A.

                                    By:_________________________________________

                                    Title:______________________________________



$58,333,333.33                      THE DAIWA BANK, LTD.,
                                    LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________



$58,333,333.33                      FIRST UNION NATIONAL BANK
                                    OF NORTH CAROLINA

                                    By:_________________________________________

                                    Title:______________________________________

$58,333,333.33                      WACHOVIA BANK OF GEORGIA, N.A.

                                    By:_________________________________________

                                    Title:______________________________________



$58,333,333.33                      THE YASUDA TRUST & BANKING CO.,
                                    LTD., LOS ANGELES AGENCY

                                    By:_________________________________________

                                    Title:______________________________________



$7,000,000,000                      TOTAL OF COMMITMENTS